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                                                                     EXHIBIT 1.2

                         ELDORADO ARTESIAN SPRINGS, INC.
                                       and
                     AMERICAN FRONTEER FINANCIAL CORPORATION

                       REPRESENTATIVE'S WARRANT AGREEMENT

                           Dated as of _________, 2000

This Representatives' Warrant Agreement is dated as of _________, 2000 between ELDORADO ARTESIAN SPRINGS, INC. a Colorado corporation (the "Company"), and AMERICAN FRONTEER FINANCIAL CORPORATION ("AFFR", AFFR is hereinafter referred to variously as the "Holder" or "Holders" or the "Representative").

                                   WITNESSETH

         WHEREAS, the Company proposes to issue to the Representative or its designee(s) warrants ("Representative's Warrants") to purchase up to an aggregate of one-hundred thousand (100,000) shares of Series A Convertible Preferred Stock of the Company ("Series A Preferred Stock) and up to an aggregate of one-hundred thousand (100,000) Public Warrants, each to purchase one share of one (1) share of Common Stock of the Company ("Public Warrants"); and

                  WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and the several Underwriters listed therein to act as the Representative in connection with the Company's proposed public offering of 1,000,000 Units at a public offering price of $ ______ per Unit, each Unit consisting of one (1) share of Series A Preferred Stock at $5.00 per share convertible with no further consideration into one (1) share of Common Stock, and one (1) Public Warrant at $0.10 per Public Warrant, each Public Warrant to purchase one (1) share of Common Stock at $ ____ per share of Common Stock (the "Public Offering"); and

                  WHEREAS, the Representative's Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with the Representative acting as the Representative pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate one thousand dollars ($1,000), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:



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         Section 1. Grant of Representative's Warrants. The Representative (or
its designees) is hereby granted the right to purchase, at any time from _____________, 2001 twelve months after date of this Agreement , until _______ P.M., Mountain Time, on ___________, 2005 five years after date of this Agreement , up to an aggregate of 100,000 shares of Series A Preferred Stock and up to an aggregate of 100,000 Public Warrants at an initial exercise price (subject to adjustment in Section 8 hereof) of $ 6.00 per share of Series A Preferred Stock and $0.12 per Public Warrant, subject to the terms and conditions of this Agreement. Subject to adjustment, each share of Series A Preferred Stock shall be convertible into one (1) share of Common Stock for no further consideration, and each Public Warrant is exercisable to purchase one
(1) share of Common Stock at an initial exercise price of $ 6.00, commencing on the date of issuance (the "Initial Exercise Date") and ending, at ______ Mountain Time on ________ , 2005 (the "Public Warrant Expiration Date"), at which time the Public Warrants shall expire. Except as set forth herein, the Series A Preferred Stock and the Public Warrants are in all respects identical to the Series A Preferred Stock and Public Warrants which comprise the Units being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

         Section 2. Certificates for Representative's Warrants. The warrant certificates (the "Representative's Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         Section 3. Exercise of Representative's Warrants.

                  3.1 Method of Exercise. The Representative's Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Series A Preferred Stock and per Public Warrant as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Representative's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Series A Preferred Stock and/or Public Warrants so purchased at the Company's principal executive offices (presently located at Eldorado Springs, Colorado) the registered holder of a Representative's Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Series A Preferred Stock so purchased and a certificate or certificates for the Public Warrants so purchased. The purchase rights represented by each Representative's Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Series A Preferred Stock and Public Warrants underlying the Representative's Warrants). Representative's Warrants may be exercised to purchase all or part of the shares of Series A Preferred Stock and/or Public Warrants represented thereby. In the case of the purchase of less than all the shares of Series A Preferred Stock and/or Public Warrants purchasable under any Representative's Warrant Certificate, the Company shall cancel



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said Representative's Warrant Certificate upon the surrender thereof, and shall execute and deliver a new Representative's Warrant Certificate of like tenor for the balance of the shares of Series A Preferred Stock and/or Public Warrants purchasable thereunder.

                  3.2 Cashless Exercise for Series A Preferred Stock by Surrender of Representative's Warrant. In addition to the method of payment set forth in Section 3.1, and in lieu of any cash payment required thereunder for the purchase of Series A Preferred Stock, the Holder(s) of the Representative's Warrants for the purchase of Series A Preferred Stock shall have the right at any time and from time to time to exercise the Representative's Warrants to purchase Series A Preferred Stock in full or in part by surrendering the Representative's Warrant Certificate in the manner specified in Section 3.1 hereof. The number of shares of Series A Preferred Stock to be issued pursuant to this Section 3.2 shall be equal to the difference between (a) the number of shares of Series A Preferred Stock in respect of which the Representative's Warrants are exercised and (b) a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock in respect of which the Representative's Warrants are exercised multiplied by the Exercise Price and the denominator of which shall be the Market Price (as defined in Section 3.3 hereof) of the Series A Preferred Stock. Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 15 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price.

                  3.3 Definition of Market Price of Series A Preferred Stock.

                    (a) Based on Securities Market. As used herein, the phrase "Market Price of the Series A Preferred Stock" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days on which a sale occurred, as officially reported by the principal securities exchange on which the Series A Preferred Stock is listed for trading or by the Nasdaq National Market ("Nasdaq/NM") or the Nasdaq Small Cap Market ("Nasdaq Small Cap"), or, if the Series A Preferred Stock is not listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization, if Nasdaq is no longer reporting such information.

                    (b) Board of Directors. If the Market Price of the Series A Preferred Stock cannot be determined pursuant to Section 3.3(a) above, the Market Price of the Series A Preferred Stock shall be determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.



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         Section 4. Issuance of Certificates. Upon the exercise of the
Representative's Warrants, the conversion of Series A Preferred Stock and the exercise of the Public Warrants, the issuance of certificates for shares of Series A Preferred Stock and/or Public Warrants and Common Stock shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof.

         Section 5. Restriction on Transfer of Representative's Warrants. The Holder of a Representative's Warrant Certificate, by its acceptance thereof, covenants and agrees that the Representative's Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, other than to any successor of the Representative, or to a bona fide officer of the Representative who is also a shareholder of the Representative, or to members of any underwriting or selling group who are members of the National Association of Securities Dealers, Inc. or to a bona fide partner of such member or a bona fide officer of such member who is also a shareholder of such member, or pursuant to the laws of inheritance or intestacy to officers or partners of the Representative.

         Section 6. Exercise Price

                  6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Representative's Warrant shall be $ 6.00 per share of Series A Preferred Stock and $0.12 per Public Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                  6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         Section 7. Registration under the Securities Act of 1933 - Registration Rights

                  7.1 Maintenance of Registration Under the Securities Act of 1933. The Representative's Warrants, the shares of Series A Preferred Stock and Public Warrants underlying the Representative's Warrants, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the Public Warrants (collectively, the "Representative's Warrant Securities") have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to the Company's Registration Statement on Form SB-2 (Registration No. 333-68553) (the"Registration Statement"). All the representations and warranties of the Company contained in the Underwriting Agreement relating to the Registration Statement, the Preliminary



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Prospectus and Prospectus (as such terms are defined in the Underwriting
Agreement) and made as of the dates provided therein, are hereby incorporated by reference. The Company agrees and covenants promptly to file post effective amendments to such Registration Statement as may be necessary to maintain the effectiveness of the Registration Statement, or another registration statement for the Representative's Warrant Securities, as long as any Representative's Warrants, Series A Preferred Stock or Public Warrants are outstanding, and, with respect to the Common Stock issued upon conversion of the Series A Preferred Stock or exercise of the Public Warrants, for a period of an additional nine (9) months after such date. In the event that, for any reason, whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statement, or such other registration statement, upon exercise, in part or in whole, of the Representative's Warrants, certificates representing the shares of Series A Preferred Stock and the Public Warrants underlying the Representative's Warrants, and upon conversion or exercise, respectively, in whole or in part of the Series A Preferred Stock or the Public Warrants, certificates representing the shares of Common Stock thereby issued shall bear the following legend:

                     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered, sold, pledged, hypothecated, assigned or transferred except pursuant to
                     (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

                  7.2 Piggyback Registration Rights. In the event that the Company shall not maintain an effective registration statement as provided for in Section 7.1, then, in the further event that the Company, at any time during the period commencing after the effective date of the Public Offering and expiring five (5) years thereafter shall fail to have such effective registration statement, and the Company proposes to register any of its securities under the Act (other than pursuant to Form S-8, S-4 or a comparable registration statement), the Company will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Representative's Warrants and/or the Representative's Warrant Securities of its intention to do so. If the Representative or other Holders of the Representative's Warrants and/or Representative's Warrant Securities notifies the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Representative's Warrants and/or Representative's Warrant Securities the opportunity to have any such Representative's Warrant Securities registered under such registration statement. Notwithstanding the provisions of this
Section 7.2, the Company shall have



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the right at any time after it shall have given written notice pursuant to this
Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  7.3 Demand Registration Right

                  (a) In the event that the Company shall not maintain an effective registration statement as provided for in Section 7.1, then, in the further event that the Company, at any time during the period commencing after the effective date of the Public Offering and expiring five (5) years thereafter shall fail to have such effective registration statement, the Holders of the Representative's Warrants and/or Representative's Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the outstanding Representative's Warrants, the conversion of all outstanding Series A Preferred Stock and the exercise of all outstanding Public Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Representative's Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

                  (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Representative's Warrants and the Representative's Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

         Section 7.4. Covenants of the Company With Respect to Registration Rights. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Representative's Warrant Securities such number of prospectuses as shall reasonably be requested.

                  (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a)



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hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental or special damages sustained by the Holder(s) requesting registration of their Representative's Warrant Securities, excluding consequential damages.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Representative's Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (d) The Company shall indemnify the Holder(s) of the Representative's Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 10 of the Underwriting Agreement. The Company further agree(s) that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 7.4(d) any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Holder(s) or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

                  (e) The Holder(s) of the Representative's Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in



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Section 10 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company. The Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 7.4(e) any such payment or reimbursement by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

                  (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Representative's Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (g) The Company shall not permit the inclusion of any securities other than the Representative's Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Representative's Warrants and Representative's Warrant Securities representing a Majority of such securities (assuming the exercise of all of the Representative's Warrants and the conversion to Common Stock of all outstanding Representative's Warrant Securities).

                  (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                  (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally



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available to its security holders" (within the meaning of Rule 158 under the
Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                  (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

                  (k) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Representative's Warrant Securities requested to be included in such underwriting, which may be the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                  (l) In addition to the Representative's Warrant Securities, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

                  (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of 50% of the aggregate of the Common Stock underlying the outstanding Representative's Warrant Securities, assuming exercise and conversion of all such securities, but shall exclude from the aggregate calculation any Representative's Warrants or Representative's Warrant Securities that (i) are held by the Company, an



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affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         Section 8. Adjustments to Exercise Price and Number of Securities.

                  8.1 Adjustment of Exercise Prices - Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination, in each instance assuming the conversion of the Series A Preferred Stock and the exercise of the Public Warrants underlying the Representative's Warrant

                  8.2 Adjustment of Exercise Price - Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased, assuming the conversion of the Series A Preferred Stock and the exercise of the Public Warrants underlying the Representative's Warrant. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

                  8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of shares of Series A Preferred Stock and the number of Public Warrants issuable upon exercise of the Representative's Warrant, shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price for each respective security in effect immediately prior to such adjustment by the number of such, respective securities issuable upon exercise of the Representative's Warrants immediately prior to such adjustment, and dividing the product so obtained by the adjusted Exercise Price.

                  8.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended or restated as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  8.5 Merger of Consolidation or Sale.

                  (a) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger



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shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Representative's Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Representatives Warrant) to receive, upon exercise of such Representative's Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section
8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  (b) In the event of (i) the sale by the Company of all or substantially all of its assets, or (ii) the engagement by the Company or any of its affiliates in a "Rule 13e-3 transaction" as defined in paragraph (a)(3) of Rule 13e-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or (iii) a distribution to the Company's stockholders of any cash, assets, property, rights, evidences of indebtedness, securities or any other thing of value, or any combination thereof, the Holders of the unexercised Representatives Warrants shall receive notice of such sale, transaction or distribution twenty (20) days prior to the date of such sale or the record date for such transaction or distribution, as applicable, and, if they exercise such Representative's Warrants prior to such date and convert the Series A Preferred Stock and/or exercise the Public Warrants obtained thereby, they shall be entitled, in addition to the shares of Common Stock issuable upon conversion or exercise of the Series A Preferred Stock and the Public Warrants, to receive such property, cash, assets, rights, evidence of indebtedness, securities or any other thing of value, or any combination thereof, on the payment date of such sale, transaction or distribution.

                  8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than ten cents ($0.10) per Representative's Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents ($0.10) per Representative's Warrant Security.

                  8.7 Adjustment of Public Warrants' Exercise Price. With respect to any of the Series A Preferred Stock or the Public Warrants underlying the Representative's Warrant, whether or not such Series A Preferred Stock or Public Warrants have been converted or exercised (or are convertible or exercisable) and whether or not such Series A Preferred Stock or Public Warrants are issued and outstanding, the number of shares of Common Stock underlying the Series A Preferred Stock and the Public Warrant exercise price and the number of shares of Common Stock underlying such Public Warrants shall be automatically adjusted, with respect to the Public Warrants in accordance with Section 8 of the Public Warrant Agreement between the Company and

Corporate Stock Transfer, Inc. dated ____________, 2000 (the "Public Warrant Agreement") upon the occurrence of any of the events described therein, and, with respect to the Series A Preferred Stock in accordance with Section __ of the Certificate of Designation filed by the Company with the Secretary of State of Colorado respect to the Series A Preferred Stock (the "Certificate of Designation") upon the occurrence of any of the events described therein . Thereafter, the underlying Series A Preferred Stock shall be convertible into such adjusted number of underlying shares of Common Stock and the underlying Public Warrants shall be exercisable at such adjusted Public Warrant exercise price for such adjusted number of underlying shares of Common Stock or other securities, properties or rights.

         Section 9. Exchange and Replacement of Representative's Warrant Certificates. Each Representative's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Representative's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Series A Preferred Stock and/or Public Warrants in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representative's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative's Warrants, if mutilated, the Company will make and deliver a new Representative's Warrant Certificate of like tenor, in lieu thereof.

         Section 10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Series A Preferred Stock, Public Warrants or Common Stock issuable upon conversion or exercise, respectively, of the Series A Preferred Stock or Public Warrants, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Series A Preferred Stock, Public Warrants or Common Stock, as the case may be, or other securities, properties or rights.

         Section 11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Series A Preferred Stock, Public Warrants and Common Stock, solely for the purpose of issuance upon the exercise of the Representative's Warrants, the conversion of the underlying Series A Preferred Stock and the exercise of the Public Warrants, such number of shares of Series A Preferred Stock, Public Warrants and Common Stock or other securities, properties or rights as shall be issuable upon the exercise or conversion thereof. The Company covenants and agrees that, upon exercise of the Representative's Warrants and payment of the Exercise Price therefor, all shares of Series A Preferred Stock and Public Warrants issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder; and the Company further covenants and agrees that upon conversion of the Series A

Preferred Stock or exercise of the Public Warrants and proper payment being made, the Common Stock issuable upon such conversion or exercise shall be duly and validly issued, fully paid, non-assessable and not subject to preemptive rights of any stockholder. As long as the Representative's Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Series A Preferred Stock, all Public Warrants and all Common Stock issuable upon the conversion or exercise, respectively, of the Series A Preferred Stock and the Public Warrants underlying the Representative's Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock of the Company, and the Series A Preferred Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted on Nasdaq National Market or Nasdaq Small Cap Market.

         Section 12. Notices to Representative's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representative's Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         Section 13. Series A Preferred Stock. The form of the certificate representing the Series A Preferred Stock (and the form of election to be issued shares of Common Stock upon the conversion of Series A Preferred Stock and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Certificate of Designation. Each share of Series A Preferred Stock issuable upon exercise of the Representative's Warrants shall evidence the right to initially acquire one fully paid and non-assessable share of Common Stock without payment of further consideration. The number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock is subject to adjustment, whether or not the Representative's Warrants have been exercised and the Series A Preferred Stock has been issued, in the manner and upon the occurrence of the events set forth in Section ___ of the Certificate of Designation, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Series A Preferred Stock underlying the Representative's Warrants, each registered holder of such Series A Preferred Stock shall have the right to acquire from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Certificate of Designation), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing conversion of the Series A Preferred Stock set forth in the Certificate of Designation. Upon conversion of the Series A Preferred Stock, the Company shall forthwith issue to the registered holder of any such Series A Preferred Stock in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so acquired. Except as otherwise provided herein, the Series A Preferred Stock underlying the Representative's Warrants shall be governed in all respects by the terms of the Certificate of Designation. The Series A Preferred Stock shall be transferable in the manner provided in the Certificate of Designation, and upon any such transfer, a new Series A Preferred Stock Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written consent of the Holder(s), the Certificate of Designation will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Representative's Warrants have been exercised, any and all notices required by the Certificate of Designation to be sent to holders of Series A Preferred Stock.

         Section 14. Public Warrants. The form of the certificate representing the Public Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Public Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Public Warrant Agreement. Each Public Warrant issuable upon exercise of the Representative's Warrants shall evidence the right to initially purchase one fully paid and non-assessable share of Common Stock at an initial purchase price of $6.00 share commencing on the Initial Exercise Date and ending at _____ p.m., Mountain Time on the Public Warrant Expiration Date at which time the Public Warrants shall expire. The exercise price of the Public Warrants and the number of shares of Common Stock issuable upon the exercise of the Public Warrants are subject to adjustment, whether or not the Representative's Warrants have been exercised and the Public Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Public Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Public Warrants underlying the Representative's Warrants, each registered holder of such Public Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Public Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Public Warrants set forth in the Public Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms herein and in the Public Warrant Agreement. Upon exercise of the Public Warrants, the Company shall forthwith issue to the registered holder of any such Public Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided herein, the Public Warrants underlying the Representative's Warrants shall be governed in all respects by the terms of the Public Warrant Agreement. The Public Warrants shall be transferable in the manner provided in the Public Warrant Agreement, and upon any such transfer, a new Public Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written consent of the Holder(s), the Public Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Representative's Warrants have been exercised, any and all notices required by the Public Warrant Agreement to be sent to holders of Public Warrants.

         Section 15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to Eldorado Artesian Springs, Inc., P.O. Box 445, Eldorado Springs, Colorado 80025 or to such other address as the Company may designate by notice to the Holders.

         Section 16. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Representative's Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Representative's Warrant Certificates.

         Section 17. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         Section 18. Termination. This Agreement shall terminate at the close of business on ___________, 5 years from date of this Agreement. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on ____________ 10 years from the date of this Agreement.

         Section 19. Governing Law, Submission to Jurisdiction. This Agreement and each Representative's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Colorado or of the United States of America for the District of Colorado, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 15 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         Section 20. Entire Agreement, Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) and the Public Warrant Agreement and the Certificate of Designation contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         Section 21. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         Section 22. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         Section 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Representative's Warrant Certificates or Representative's Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder(s) of the Representative's Warrant Certificates or Representative's Warrant Securities.

         Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall to either constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       ELDORADO ARTESIAN SPRINGS, INC.


                                       By:
                                          ------------------------
                                          Name:
                                          Title:


Attest:



Secretary


                                       AMERICAN FRONTEER FINANCIAL
                                          CORPORATION


                                       By:
                                          ------------------------
                                          Name:
                                          Title:

EXHIBIT A

                  FORM OF REPRESENTATIVE'S WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE REPRESENTATIVE'S WARRANT AGREEMENT REFERRED TO HEREIN.


No. W-                                                             ____ Warrants

                    REPRESENTATIVE'S WARRANT CERTIFICATE FOR
                PURCHASE OF SERIES A CONVERTIBLE PREFERRED STOCK

                  This Representative's Warrant Certificate certifies that __________, or registered assigns, is the registered holder of __________ Representative's Warrants to purchase, at any time from ____________, 2001, one year from the effective date of the Registration Statement until ____ p.m. Mountain Time on ____________, 2005, five years from the effective date of the Registration Statement ("Expiration Date"), up to one-hundred thousand (100,000), fully-paid and non-assessable shares of Series A Convertible Preferred Stock ("Series A Preferred Stock) of ELDORADO ARTESIAN SPRINGS, INC., a Colorado corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), or $ 6.00 per share of Series A Preferred Stock upon surrender of this Representative's Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Representative's Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement between the

Company and American Fronteer Financial Corporation dated as of __________, 2000 (the "Representative's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Representative's Warrant Certificate.

         No Representative's Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Representative's Warrants evidenced by this Representative's Warrant Certificate are part of a duly authorized issue of Representative's Warrants issued pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Representative's Warrants.

         The Representative's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Representative's Warrant Certificate evidencing the adjustment in the Exercise Price and the number share of Series A Preferred Stock issuable upon the exercise of the Representative's Warrants; provided, however, that the failure of the Company to issue such new Representative's Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Representative's Warrant Agreement.

         Upon due presentment for registration of transfer of this Representative's Warrant Certificate at an office or agency of the Company, a new Representative's Warrant Certificate or Representative's Warrant Certificates of like tenor and evidencing in the aggregate a like number of Representative's Warrants shall be issued to the transferee(s) in exchange for this Representative's Warrant Certificate, subject to the limitations provided herein and in the Representative's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Representative's Warrants evidenced by this Representative's Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Representative's Warrant Certificate representing such lesser amount of Representative's Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Representative's Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Representative's Warrant Certificate which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Representative's Warrant Certificate to be duly executed under its corporate seal.



Dated as of ___________, 2000


                                       ELDORADO ARTESIAN SPRINGS, INC.


SEAL                                   By:
                                          ------------------------
                                          Name:
                                          Title:


Attest:



Secretary

EXHIBIT A-1

                  FORM OF REPRESENTATIVE'S WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE REPRESENTATIVE'S WARRANT AGREEMENT REFERRED TO HEREIN.


No. W-                                                             ____ Warrants

                    REPRESENTATIVE'S WARRANT CERTIFICATE FOR
                           PURCHASE OF PUBLIC WARRANTS

                  This Representative's Warrant Certificate certifies that __________, or registered assigns, is the registered holder of __________ Representative's Warrants to purchase, at any time from ____________, 2001, one year from the effective date of the Registration Statement until ____ p.m. Mountain Time on ____________, 2005, five years from the effective date of the Registration Statement ("Expiration Date"), up to one-hundred thousand (100,000), fully-paid and non-assessable Public Warrants ("Public Warrants") of ELDORADO ARTESIAN SPRINGS, INC., a Colorado corporation (the "Company"), at the initial exercise price of $0.12 per Public Warrant, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Representative's Warrant Certificate and payment of the Exercise Price at an office or agency of the Company. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Representative's Warrant Certificate.

         No Representative's Warrant may be exercised after ______ p.m., Mountain Time, on the Expiration Date, at which time all Representative's Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Representative's Warrants evidenced by this Representative's Warrant Certificate are part of a duly authorized issue of Representative's Warrants issued pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Representative's Warrants.

         The Representative's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Representative's Warrant Certificate evidencing the adjustment in the Exercise Price and the number Public Warrants issuable upon the exercise of the Representative's Warrants; provided, however, that the failure of the Company to issue such new Representative's Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Representative's Warrant Agreement.

         Upon due presentment for registration or transfer of this Representative's Warrant Certificate at an office or agency of the Company, a new Representative's Warrant Certificate or Representative's Warrant Certificates of like tenor and evidencing in the aggregate a like number of Representative's Warrants shall be issued to the transferee(s) in exchange for this Representative's Warrant Certificate, subject to the limitations provided herein and in the Representative's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Representative's Warrants evidenced by this Representative's Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Representative's Warrant Certificate representing such lesser amount of Representative's Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Representative's Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Representative's Warrant Certificate which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Representative's Warrant Certificate to be duly executed under its corporate seal.



Dated as of ___________, 2000


                                       ELDORADO ARTESIAN SPRINGS, INC.


SEAL                                   By:
                                          ------------------------
                                          Name:
                                          Title:


Attest:



Secretary

          FORM OF ELECTION PURSUANT TO SECTION 3.1 OF REPRESENTATIVE'S
             WARRANT AGREEMENT TO PURCHASE SERIES A PREFERRED STOCK

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ shares of Series A Preferred Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of ELDORADO ARTESIAN SPRINGS, INC. $ ________, all in accordance with the terms of Section 3.1 of the Representative's Warrant Agreement dated as of ___________, 2000 between ELDORADO ARTESIAN SPRINGS, INC. and AMERICAN FRONTEER FINANCIAL CORPORATION. The undersigned requests that certificates for such securities be registered in the name of _______________ whose address is __________________________ and that such certificates be delivered to
______________________________ whose address is ___________________________.


Dated:
                           Signature_________________________________
                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                           --------------------------------------------
                                 (Insert Social Security or Other
                                   Identifying Number of Holder)

                FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2
                      OF REPRESENTATIVE'S WARRANT AGREEMENT

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ shares of Series A Preferred Stock all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of ______________, 2000 between ELDORADO ARTESIAN SPRINGS, INC. and AMERICAN FRONTEER FINANCIAL CORPORATION. The undersigned requests that certificates for such securities be registered in the name of __________________ whose address is _______________________ and that such certificates be delivered to _____________________ whose address is________________________________________________.

Dated:
                           Signature_________________________________
                           (Signature must conform in all respects to name of holder as specified on the face of the Representative's Warrant Certificate.)


                           ------------------------------------------
                               (Insert Social Security or Other
                                 Identifying Number of Holder)

          FORM OF ELECTION PURSUANT TO SECTION 3.1 OF REPRESENTATIVE'S
                 WARRANT AGREEMENT TO PURCHASE PUBLIC WARRANTS

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ Public Warrants and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of ELDORADO ARTESIAN SPRINGS, INC. $ ________, all in accordance with the terms of
Section 3.1 of the Representative's Warrant Agreement dated as of ___________, 2000 between ELDORADO ARTESIAN SPRINGS, INC. and AMERICAN FRONTEER FINANCIAL CORPORATION. The undersigned requests that certificates for such securities be registered in the name of _______________ whose address is __________________________ and that such certificates be delivered to
______________________________ whose address is _______________________________.


Dated:
                           Signature_________________________________
                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                           --------------------------------------------
                                (Insert Social Security or Other
                                  Identifying Number of Holder)

                               FORM OF ASSIGNMENT


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED _____________ hereby sells, assigns and transfers unto



                  (Please print name and address of transferee)

this Representative's Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Representative's Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:_______________


                           Signature_________________________________
                           (Signature must conform in all
                           respects to name of holder as
                           specified on the face of the
                           Representative's Warrant
                           Certificate.)


                           ------------------------------------------
                               (Insert Social Security or Other
                                 Identifying Number of Holder)



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